Exhibit 107

Calculation of Filing Fee Table

Schedule 13E-3
(Form Type)

Getnet Adquirência e Serviços para Meios de Pagamento S.A. – Instituição de Pagamento

(Name of the Issuer)

PagoNxt Merchant Solutions, S.L.

(Name of Person(s) Filing Statement)

Table 1: Transaction Valuation

	Transaction Valuation(1)	Fee Rate	Amount of Filing Fee(2)
Fees to Be Paid	U.S.$83,135,896.25	0.00011020	U.S.$9,161.58
Fees Previously Paid	N/A		N/A
Total Transaction Valuation	U.S.$83,135,896.25
Total Fees Due for Filing			U.S.$9,161.58
Total Fees Previously Paid			N/A
Total Fee Offsets			N/A
Net Fee Due			U.S.$9,161.58

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims		SC TO-T	005-93414	October 31, 2022		U.S.$9,161.58
Fees Offset Sources	Pagonxt Merchant Solutions, S.L.	SC TO-T	005-93414		October 31, 2022		U.S.$9,161.58(3)

(1)	Calculated solely for the purpose of determining the filing fee in accordance with Rule 0-11(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The filing fee is calculated based on the aggregate cash payment for the proposed per-share cash payment of U.S.$83,135,896.25 for 188,302,805 outstanding Shares (directly or in the form of Units or ADSs) subject to the transaction (the “Transaction Valuation”). The U.S. dollar equivalent of the maximum aggregate offering price has been calculated using an exchange rate of R$5.3454/U.S. dollar, as announced by the Brazilian Central Bank (Banco Central do Brasil) as of October 28, 2022.

(2)	The amount of the filing fee, calculated in accordance with Exchange Act Rule 0-11(b)(1) and the Securities and Exchange Commission Fee Rate Advisory #1 for Fiscal Year 2023, was calculated by multiplying the Transaction Valuation by 0.00011020.

(3)	PagoNxt Merchant Solutions, S.L. previously paid U.S.$9,161.58 upon the filing of its Tender Offer Statement on Schedule TO on October 31, 2022 in connection with the tender offer reported hereby.